SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005 (April 27, 2005)

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On April 27, 2005, Pamrapo Bancorp, Inc. (the “Company”) issued a press release announcing its earnings for the first quarter ended March 31, 2005 The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 8.01.	Other Events

The Company had its Annual Meeting today and elected Daniel J. Massarelli and Francis J. O’Donnell to serve as Directors of the Company for a term of three years each and until their successors are elected and qualified. Additionally, the shareholders ratified the appointment of Beard Miller Company LLP (“Beard Miller”) as the independent auditors of the Company for the fiscal year ending December 31, 2005.

At the Annual Meeting, the Company announced that management has completed its assessment of the Company’s internal control over financial reporting and that Beard Miller completed its audit of management’s assessment. As a result, management concluded that, as of the end of the fiscal year ended December 31, 2004, internal control over financial reporting was effective and Beard Miller concluded that such assessment is fairly stated, in all material respects. The Company will file management’s report on internal control over financial reporting and the corresponding attestation report of Beard Miller on an amendment to the Company’s Annual Report on Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit 99.1.	Press Release of Pamrapo Bancorp, Inc. dated April 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: April 27, 2005	By:	/s/ WILLIAM J. CAMPBELL
William J. Campbell, President and Chief Executive Officer